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                                                                    EXHIBIT 4.17

                                                                  EXECUTION COPY

                                DEED OF ADHERENCE

          THIS DEED OF ADHERENCE (this "Agreement") dated as of August 30, 2007 is made by and between Dubai Investment Group L.L.C, a company incorporated in the Cayman Islands with its registered office at c/o Paget Brown Trust Company Ltd, West Wind Building, Harbour Drive, P.O. Box 1111, George Town, Grand Cayman, British West Indies ("DIG"), and Agria Corporation, an exempted company incorporated in the Cayman Islands (the "Company").

          WHEREAS, the Company, TPG Growth AC Ltd. and TPG Biotech II, Ltd. have entered into that certain registration rights agreement dated as of June 22, 2007 (the "Registration Rights Agreement").

          WHEREAS, TPG Growth AC Ltd. and TPG Biotech II, Ltd. (together, "TPG"), the Company and DIG have agreed that DIG shall execute this Agreement confirming its agreement to be bound by the provisions of the Registration Rights Agreement, with all of the rights and obligations of a Holder of Registrable Securities thereunder (as such terms are defined in the Registration Rights Agreement).

          NOW IT IS AGREED AS FOLLOWS:

          Section 1. Adherence to Registration Rights Agreement. DIG hereby agrees with each party to the Registration Rights Agreement that it will comply with and be bound by all of the provisions of the Registration Rights Agreement (a copy of which has been delivered to DIG and which has been initialed by DIG and is attached hereto for identification) in all respects as if DIG were a party to the Registration Rights Agreement and were named therein as a party, and on the basis that references therein to "Holder(s)" shall include a separate reference to DIG, and the ordinary shares (and any other shares of capital stock) held by DIG shall constitute "Registrable Securities" as defined therein.

          Section 2. Entire Agreement. This Agreement sets forth the entire understanding and agreement of DIG and the Company with respect to the transactions contemplated hereby and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto (including, without limitation, the provisions relating to registration rights contained in: (i) that certain placement agreement dated as of June 22, 2007 among Brothers Capital Limited, DIG and the Company, (ii) that certain investment agreement dated as of March 7, 2007 between Brothers Capital Limited and DIG and (iii) that certain supplemental agreement dated as of June 21, 2007 among Brothers Capital Limited, DIG and the Company. Any provision of this Agreement can only be amended or modified in whole or in part by an agreement in writing executed by the Company, TPG and DIG.

          Section 3. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS UNDER IT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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IN WITNESS WHEREOF DIG has executed this Agreement as of the date first above written.

                                        DUBAI INVESTMENT GROUP L.L.C.


                                        By: /s/
                                            ------------------------------------
                                        Name:
                                        Title:


                                        AGRIA CORPORATION


                                        By: /s/ Lai Guanglin
                                            ------------------------------------
                                        Name: Lai Guanglin
                                        Title: Chairman


Agreed to and Accepted:

TPG GROWTH AC LTD.


By /s/ Clive Bode
   ----------------------------------
Name: Clive Bode
Title: Vice President and Secretary


TPG BIOTECH II, LTD.


By /s/ Clive Bode
   ----------------------------------
Name: Clive Bode
Title: Vice President and Secretary


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